Exhibit 21.1
SUBSIDIARIES

Subsidiary		Jurisdiction of Organization
1	Charles River Laboratories, Inc.	Delaware
2	Charles River UK Limited	United Kingdom (England)
3	Charles River Laboratories Saint‑Constant S.A.	Quebec, Canada
4	Charles River Holdings LLC	Delaware
5	Ballardvale CV	Netherlands
6	Charles River Nederland BV	Netherlands
7	Charles River Laboratories Holding SAS	France
8	Charles River Laboratories France-C.R.L.F. SAS	France
9	Charles River Laboratories Belgium SPRL	Belgium
10	Charles River Laboratories España SA	Spain
11	Charles River Laboratories Japan, Inc.	Japan
12	Charles River Germany Verwaltungs GmbH	Germany
13	Charles River Laboratories Italia Srl	Italy
14	Charles River Germany GmbH & Co. KG	Germany
15	Charles River Laboratories Poland Sp. Z.o.o.	Poland
16	Charles River Laboratories Ireland Limited	Ireland
17	Saothorlanna Bitheolaiocha Idirnaisiunta Teoranta	Ireland
18	Charles River Laboratories, Research Models and Services, Germany GmbH	Germany
19	Charles River Laboratories Luxembourg S.a.r.l.	Luxembourg
20	Charles River Laboratories Group	United Kingdom (Scotland)
21	Charles River Laboratories Holdings Scotland	United Kingdom (England)
22	Charles River Laboratories Edinburgh Ltd.	United Kingdom (Scotland)
23	Sunrise Farms, Inc.	New York
24	Charles River ULC	Nova Scotia, Canada
25	Charles River Laboratories Montreal, ULC	Nova Scotia, Canada
26	Charles River Laboratories Australia Pty. Ltd.	Australia
27	Zhanjiang A&C Biological Ltd.	China
28	Charles River Laboratories Korea	Korea
29	Charles River Laboratories Asia Holdings Limited	Hong Kong
30	Charles River Biopharmaceutical Services GmbH	Germany
31	Charles River Discovery Research Services International, Inc.	Michigan
32	Charles River Discovery Research Services, Inc.	Michigan
33	Charles River Laboratories India Private Limited	India
34	Charles River Discovery Research Services Finland	Finland
35	Systems Pathology Company, LLC	Delaware
36	Accugenix Inc.	Delaware
37	Beijing Vital River Laboratory Animal Technology Co. Ltd.	China
38	Charles River Detecção Microbiana e de Endotoxina Participações Ltda	Brazil
39	Charles River Endotoxin and Microbial Detection Singapore Pte. Ltd.	Singapore
40	Charles River Endotoxin Microbial Detection Europe SAS	France
41	Charles River Laboratories Holdings Limited	United Kingdom (England)
42	BioFocus DPI (Holdings) Ltd.	United Kingdom (England)
43	Charles River Discovery Research Services UK Limited	United Kingdom (England)

44	Argenta Discovery 2009 Limited	United Kingdom (England)
45	Cangenix Limited	United Kingdom (England)
46	Charles River Laboratories Cleveland, Inc.	Delaware
47	Charles River Endotoxin and Microbial Detection Israel	Israel
48	Charles River Discovery Research Services Germany GmbH	Germany
49	CRL Holding Germany GmbH	Germany
50	Celsis Group Limited	United Kingdom (England)
51	Nastor Investments	United Kingdom (England)
52	Celsis International Limited	United Kingdom (England)
53	Celsis Limited	United Kingdom (England)
54	Celc Sarl	France
55	Celsis Europe BV	Netherlands
56	Celsis International BV	Netherlands
57	Celsis BV	Netherlands
58	Celsis International GmbH	Germany
59	Charles River Laboratories SA France Acquisition SAS	France
60	Charles River Laboratories SA France Holdings SAS	France
61	Charles River Laboratories France Safety Assessment SAS	France
62	Charles River Laboratories Holding Europe SAS	France
63	CRL Safety Assessment, Inc.	Delaware
64	Charles River Laboratories SA USA, Inc.	Delaware
65	Charles River Laboratories SA Japan KK	Japan
66	Charles River Laboratories Ashland. LLC	Delaware
67	Charles River Laboratories SA Netherlands Holdings BV	Netherlands
68	Charles River Laboratories I Delaware Holdings, Inc.	Delaware
69	Charles River Laboratories II Delaware Holdings, Inc.	Delaware
70	CRL Dutch Holding Company BV	Netherlands
71	Charles River Laboratories Den Bosch BV	Netherlands
72	Charles River Laboratories Ireland Holding DAC	Ireland
73	Charles River Laboratories Mexico, S. de R.L. de C.V.	Mexico
74	3313290 Nova Scotia Company	Nova Scotia
75	Zhejiang Vital River Laboratory Animal Technology Co. Ltd.	China
76	Charles River Microbial Solutions International Limited	Ireland
77	Neu Encepharm GmbH	Germany
78	CRL Holding Netherlands B.V.	Netherlands
79	KWS BioTest Limited	United Kingdom (England)
80	Forest Acquisition Corporation	Delaware